Exhibit 99.1

Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Luna Innovations Reports Third Quarter 2010 Financial Results

Product & license revenues increase 49% over prior year quarter;

Total revenues decrease 3% compared to prior year quarter;

Positive cash flow of $0.9 million for the quarter

(ROANOKE, VA, November 9, 2010) – Luna Innovations Incorporated (NASDAQ: LUNA), a company focusing on sensing, instrumentation and nanotechnology, today announced its financial results for the third quarter and nine months ended September 30, 2010.

As compared to the same quarter last year, total revenue decreased by 3%, from $8.9 million in the third quarter of 2009 to $8.6 million in the third quarter of 2010. Revenue in the company’s product and license segment improved by 49%, from $2.4 million in the third quarter of 2009 to $3.6 million in the third quarter of 2010. Technology development revenues decreased by 23% to $5.0 million for the third quarter of 2010 from $6.5 million for the third quarter of 2009.

Operating expenses improved by $1.7 million, or 31%, primarily due to the non-recurring litigation and reorganization costs in 2009 and to the company’s ongoing expense savings initiatives. The company reported a net loss attributable to common stockholders of $0.5 million, or $0.04 per common share, for the third quarter of 2010, as compared to a net loss of $2.0 million, or $0.18 per common share for the third quarter of 2009.

Adjusted EBITDA less litigation- and reorganization-related items improved to $0.9 million for the third quarter of 2010, as compared to $0.8 million for the third quarter of 2009. Adjusted EBITDA reflects the company’s earnings before interest, taxes, depreciation and amortization, non-cash stock-based compensation expense, warrant expense, and non-cash charges for impairment of intangible assets. In addition, the company achieved positive cash flow for the quarter of $0.9 million.

Dale Messick, Interim President and Chief Operating Officer, provided this overview of Luna’s results: “We are extremely pleased to report positive cash flow for the quarter along with a nearly 50% growth in our product and license revenues. As we have anticipated, with the elimination of last year’s litigation and Chapter 11 reorganization expenses from our quarterly results, we have realized significant improvement in our bottom line and in our cash flow.”

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LUNA INNOVATIONS INCORPORATED	Luna Q310 Earnings, Page 2

Third Quarter Financial and Business Highlights

— Product and license revenues improved by 49%, from $2.4 million in the third quarter of 2009 to $3.6 million in the third quarter of 2010. Technology development revenues decreased by 23% to $5.0 million for the third quarter of 2010 from $6.5 million for the third quarter of 2009.

— Gross profit for the third quarter of 2010 decreased 2% from $3.5 million in the third quarter 2009 to $3.4 million in 2010.

— Selling, general and administrative expenses decreased by $0.5 million to $3.4 million, or 39% of total revenues for the third quarter of 2010, from $3.9 million, or 44% of total revenues, for the third quarter of 2009, driven by a reduction in legal expenses.

— Total operating expenses decreased by 31%, from $5.4 million in the third quarter of 2009 to $3.7 million in the third quarter of 2010, primarily driven by a reduction in litigation and Chapter 11 reorganization expenses, as well as by the company’s ongoing expense savings initiatives.

— Adjusted EBITDA excluding litigation and reorganization-related items increased to $0.9 million in the third quarter of 2010 from $0.8 million in the third quarter of 2009.

— Net loss attributable to common stockholders improved to $0.5 million for the third quarter of 2010, compared to a net loss attributable to common stockholders of $2.0 million for the third quarter of 2009.

— Cash and cash equivalents totaled $7.2 million at September 30, 2010, as compared to $5.7 million at September 30, 2009 and $5.2 million at December 31, 2009. At September 30, 2010, $2.5 million continued to be outstanding under the company’s $5.0 million revolving line of credit.

— Launched the Optical Backscatter Reflectometer™(OBR) 4600 product in the third quarter offering high resolution, high sensitivity measurements of optical fiber assemblies and networks up to two kilometers in length with substantially increased speed over predecessor versions of the OBR.

— Increased the backlog for future technology development to $29.6 million at September 30, 2010 compared to $23.5 million at September 30, 2009.

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LUNA INNOVATIONS INCORPORATED	Luna Q310 Earnings, Page 3

Outlook for 2010

Based on information as of November 9, 2010, the company continues to expect a net loss for the year in the range of $3.0 million to $4.0 million. The company also expects revenue for the year to be in the range of $33.0 million to $34.0 million, a narrowing of the company’s previous revenue guidance of $33.0 million to $35.5 million.

Non-GAAP Measures

In evaluating the operating performance of its business, Luna’s management excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). These non-GAAP results provide useful information to both management and investors by excluding items that the company believes may not be indicative of its operating performance, because either they are non-cash items or they are unusual items that the company does not expect to recur in the ordinary course of its business or are unrelated to the ongoing operation of the business in the ordinary course. These non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information

As previously announced, Luna Innovations will conduct an investor conference call at 5:00 p.m. (EST) today to discuss its financial results and business developments for the third quarter of 2010. The investor conference call will be available via live webcast on the Luna Innovations website at http://www.lunainnovations.com under the tab “Investor Relations.” To participate by telephone, the domestic dial-in number is 866.770.7146 and the international dial-in number is 617.213.8068. The participant access code is 55009308. Investors are advised to dial in at least five minutes prior to the call to register. The webcast will be archived on the company’s website under “Webcasts and Presentations” for 30 days following the conference call.

About Luna Innovations:

Luna Innovations Incorporated (www.lunainnovations.com) is focused on sensing and instrumentation, and pharmaceutical nanomedicines. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets we serve. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

Forward Looking Statements:

The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These

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LUNA INNOVATIONS INCORPORATED	Luna Q310 Earnings, Page 4

statements include our expectations regarding financial results for the full year 2010 and capabilities of the Company’s OBR 4600 product. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the Company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation the fact that the outlook for full year 2010 could change, and also include, without limitations, those risks and uncertainties set forth in the Company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at http://www.sec.gov, and at the company’s website at http://www.lunainnovations.com. The statements made in this release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements after the date of this release.

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LUNA INNOVATIONS INCORPORATED	Luna Q310 Earnings, Page 5

Luna Innovations Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Revenues:
Technology development revenues	$5,027,024	$6,493,741	$16,929,621	$19,795,638
Product and license revenues	3,558,118	2,381,184	8,539,953	6,234,621

Total revenues	8,585,142	8,874,925	25,469,574	26,030,259

Cost of revenues:
Technology development costs	3,534,089	4,136,935	11,559,351	13,189,007
Product and license costs	1,613,499	1,231,289	4,332,600	3,275,076

Total cost of revenues	5,147,588	5,368,224	15,891,951	16,464,083

Gross Profit	3,437,554	3,506,701	9,577,623	9,566,176
Operating expense:

Selling, general and administrative	3,383,121	3,892,238	10,044,549	13,033,818
Research, development, and engineering	307,777	660,836	1,249,385	2,343,176
Litigation reserve	—	—	—	36,303,643
Impairment of intangible assets	—	—	—	1,310,598
Reorganization expense	53,597	872,644	161,801	872,644

Total operating expense	3,744,495	5,425,718	11,455,735	53,863,879

Operating loss	(306,941)	(1,919,017)	(1,878,112)	(44,297,703)

Other income (expense):
Other income (expense)	10,000	—	(5,477)	(18,167)
Interest expense	(124,756)	(124,208)	(352,282)	(422,702)

Total other (expense)	(114,756)	(124,208)	(357,759)	(440,869)

Loss before income taxes	(421,697)	(2,043,225)	(2,235,871)	(44,738,572)
Income tax expense	1,817	—	1,817	600,000

Net loss	(423,514)	(2,043,225)	(2,237,688)	(45,338,572)

Preferred stock dividend	93,000	—	267,633	—

Net loss attributable to common stockholders	$(516,514)	$(2,043,225)	$(2,505,321)	$(45,338,572)

Net loss per share:
Basic and Diluted	$(0.04)	$(0.18)	$(0.19)	$(4.05)

Weighted average shares:
Basic and Diluted	13,188,913	11,247,749	12,890,752	11,205,575

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LUNA INNOVATIONS INCORPORATED	Luna Q310 Earnings, Page 6

Luna Innovations Consolidated Balance Sheets

	September 30, 2010	December 31, 2009
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$7,152,228	$5,228,802
Accounts receivable, net	6,578,187	7,203,203
Inventory, net	2,984,848	2,890,364
Prepaid expenses	508,138	560,964
Other current assets	45,524	729,532

Total current assets	17,268,925	16,612,865
Property and equipment, net	3,428,076	4,129,015
Intangible assets, net	571,444	580,785
Other assets	322,002	435,259

Total assets	$21,590,447	$21,757,924

Liabilities and stockholders’ equity (deficit)
Liabilities not subject to compromise:
Current Liabilities:
Revolving line of credit	$2,500,000	$—
Current portion of long term-debt obligation	1,164,005	—
Accounts payable	1,279,763	1,142,267
Accrued liabilities	3,234,115	3,386,849
Deferred credits	1,343,348	1,027,016

Total current liabilities	9,521,231	5,556,132
Long-term debt obligation	2,993,296	—

Liabilities subject to compromise	—	19,062,000

Total liabilities	12,514,527	24,618,132

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, par value $0.001, 1,321,514 shares authorized, issued and outstanding at September 30, 2010	1,322	—
Common stock, par value $0.001, 100,000,000 shares authorized, 13,280,696 and 11,351,967 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	13,338	11,352
Additional paid-in capital	55,666,838	41,228,698
Accumulated deficit	(46,605,578)	(44,100,258)

Total stockholders’ equity (deficit)	9,075,920	(2,860,208)

Total liabilities and stockholders’ equity (deficit)	$21,590,447	$21,757,924

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Luna Innovations Consolidated Statements of Cash Flows

	Nine months ended September 30,
	2010	2009
	(unaudited)
Cash flows used in operating activities
Net loss	$(2,237,688)	$(45,338,572)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	953,630	1,504,211
Impairment of intangible assets	—	1,310,598
Share-based compensation	2,616,024	2,378,968
Deferred tax expense	—	600,000
Reorganization expense in excess of cash payments	—	88,210
Reorganization accrual	—	146,964
Change in assets and liabilities:
Accounts receivable	625,016	(263,620)
Inventory	(140,220)	(1,181,901)
Other current assets	736,834	—
Other assets	71,029	(34,581)
Accounts payable and accrued expenses	(3,267,285)	(102,956)
Litigation reserve	—	36,303,643
Deferred credits	316,332	(102,391)

Net cash used in operating activities	(326,328)	(4,691,427)

Cash flows used in investing activities
Acquisition of property and equipment	(50,540)	(49,295)
Intangible property costs	(152,404)	(152,011)

Net cash used in investing activities	(202,944)	(201,306)

Cash flows provided by (used in) financing activities

Payments on capital lease obligations	(4,000)	(7,927)
Proceeds from debt obligations	2,500,000	—
Payment of debt obligations	(842,699)	(5,000,000)
Proceeds from the exercise of options and warrants	799,397	35,556

Net cash provided by (used in) financing activities	2,452,698	(4,972,371)

Net change in cash	1,923,426	(9,865,104)
Cash and cash equivalents—beginning of period	5,228,802	15,518,960

Cash and cash equivalents—end of period	$7,152,228	$5,653,856

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LUNA INNOVATIONS INCORPORATED	Luna Q310 Earnings, Page 8

Luna Innovations Incorporated Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended September 30 ,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

Net loss	$(423,514)	$(2,043,225)	$(2,237,688)	$(45,338,572)

Interest	124,756	124,208	352,282	422,702
Taxes	1,817	—	1,817	600,000
Depreciation and amortization	311,652	361,365	953,630	1,504,211
Impairment of intangible assets	—	—	—	1,310,598

EBITDA	14,711	(1,557,652)	(929,959)	(41,501,061)

Stock-based compensation	853,009	809,925	2,616,024	2,378,968
Warrant expense	27,667	—	149,850	—

Adjusted EBITDA	895,387	(747,727)	1,835,915	(39,122,093)

Litigation reserve	—	—	—	36,303,643
Fees associated with litigation and reorganization	53,597	1,556,952	284,193	4,155,008

Adjusted EBITDA less litigation and reorganization-related items	$948,984	$809,225	$2,120,108	$1,336,558

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Investor Contact:

Scott Graeff, Interim CFO

Luna Innovations Incorporated

Phone:1.540.769.8400

Email: IR@lunainnovations.com